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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-1955 and 33-8111) and in the Registration Statements on Forms S-8 (Nos. 33-65187, 33-65185, 33-65183, 33-65181, 33-31530, 33-17963, 2-79437 and 2-47905) of The
Goodyear Tire & Rubber Company of our report dated February 3, 1997 appearing on page 30 of this Form 10-K.




PRICE WATERHOUSE LLP


/s/ Price Waterhouse LLP

Cleveland, Ohio
March 24, 1997


                                     X-23-1